                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                October 7, 1996

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

  NEW JERSEY                   1-1-432                 22-2429994
---------------            -------------           ------------------
(State or other             (Commission             (IRS Employer
jurisdiction of             File Number)             Identification
incorporation)                                       Number)

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: 908-389-1182


                               Meridan Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)

  Item 5.  Other Events
           ------------

           Roberts Pharmaceutical Corporation announced today the election of Dr. Zola P. Horovitz to its Board of Directors. The election of Dr. Horovitz fills the vacancy created by the recent passing of W. Robert Fowler, M.D., a long standing member of the Roberts Board.

           Dr. Horovitz's career includes 35 years in senior management, research and scientific positions with Bristol-Myers Squibb and The Squibb Institute for Medical Research. He retired from Bristol-Myers Squibb in 1994. Dr. Horovitz received the American Heart Association's Discovery Award for his research leading to the development of the ACE inhibitor captopril and he is also a recipient of the A.E. Bennett Neuropsychiatric Research Award for original investigation in biological psychiatry. He received a PH.D. in Pharmacology from the University of Pittsburgh and holds a Distinguished
Alumni Award from the University of Pittsburgh. Dr. Horovitz has published over 90 books, articles and abstracts. He is a fellow of the American Foundation for Pharmaceutical Education and recently served as Commissioner of the New Jersey Cancer Research Commission.


                                  SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                    (Registrant)





Date:  October 11, 1996                  By:  /s/ Anthony A. Rascio
                                             -----------------------------
                                              Anthony A. Rascio
                                              Vice President